UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   December 14, 2005


                     HEADLINERS ENTERTAINMENT GROUP, INC.
           -----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


        Delaware                     0-33145                   84-1195628
 ---------------------------------------------------------------------------
 (State of Incorporation)         (Commission File          (IRS Employer
                                   Number)                   Identification No.)


                  501 Bloomfield Avenue, Montclair, NJ 07042
                  ------------------------------------------
                   (Address of principal executive offices)


                                (973) 233-1233
                         -----------------------------
                         Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sale of Equity Securities

     On December 14, 2005 the Board of Directors of Headliners granted 5,000,000 shares of Headliners common stock to G&H Management, L.L.C. The Manager of G&H Management is Eduardo Rodriguez, Headliners' President. The Members of G&H Management are two trusts, whose beneficiaries are members of the families of Eduardo Rodriguez and Michael Margolies. Messrs. Rodriguez and Margolies are the members of Headliners' Board of Directors.

     The shares were issued in satisfaction of fees totaling $45,000 due from Headliners to G&H Management under the Joint Management Agreement made in March 2005 and in compensation for the services of Messrs. Rodriguez and Margolies to Headliners. The shares were valued at $.08 per share, the closing price of the common stock on December 14, 2005.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HEADLINERS ENTERTAINMENT GROUP, INC.


Dated: December 19, 2005           By: /s/ Eduardo Rodriguez
                                   --------------------------------
                                   Eduardo Rodriguez
                                   Chief Executive Officer